Exhibit 99.1

SALEM MEDIA GROUP, INC. ANNOUNCES FIRST QUARTER 2018

TOTAL REVENUE OF $63.8 MILLION

CAMARILLO, CA May 8, 2018 – Salem Media Group, Inc. (Nasdaq: SALM) released its results for the three months ended March 31, 2018.

First Quarter 2018 Results

For the quarter ended March 31, 2018 compared to the quarter ended March 31, 2017:

Consolidated

•	Total revenue decreased 1.8% to $63.8 million from $65.0 million;
•	Total operating expenses decreased 3.4% to $58.1 million from $60.2 million;
•	Operating expenses, excluding gains or losses on the sale or disposal of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense (1) decreased 1.9% to $53.6 million from $54.6 million;
•	Operating income increased 17.7% to $5.7 million from $4.8 million;
•	Net income decreased 21.9% to $0.8 million, or $0.03 net income per diluted share from $1.1 million, or $0.04 net income per diluted share;
•	EBITDA (1) increased 10.5% to $10.2 million from $9.3 million;
•	Adjusted EBITDA (1) decreased 1.3% to $10.2 million from $10.3 million; and
•	Net cash provided by operating activities increased 42.4% to $12.9 million from $9.0 million.

Broadcast

•	Net broadcast revenue increased 0.5% to $48.1 million from $47.8 million;
•	Station Operating Income (“SOI”) (1) increased 2.8% to $12.3 million from $12.0 million;
•	Same Station (1) net broadcast revenue increased 0.4% to $47.3 million from $47.1 million; and
•	Same Station SOI (1) increased 4.8% to $12.7 million from $12.1 million.

Digital Media

•	Digital media revenue decreased 2.7% to $10.4 million from $10.7 million; and
•	Digital Media Operating Income (1) increased 1.8% to $2.0 million.

Publishing

•	Publishing revenue decreased 17.6% to $5.4 million from $6.5 million; and
•	Publishing Operating Income (Loss) (1) decreased to a loss of $0.2 million from income of $0.1 million.

Included in the results for the quarter ended March 31, 2018 are:

•	A $46,000 non-cash compensation charge ($28,000, net of tax) related to the expensing of stock options and restricted stock consisting of:
o	$24,000 non-cash compensation charge included in corporate expenses;
o	$13,000 non-cash compensation charge included in broadcast operating expenses;
o	$5,000 non-cash compensation charge included in digital media operating expenses; and
o	the remaining $4,000 non-cash compensation charge included in publishing operating expenses.

Included in the results for the quarter ended March 31, 2017 are:

•	A $1.4 million non-cash compensation charge ($0.8 million, net of tax, or $0.03 per share) related to the expensing of stock options and restricted stock consisting of:
o	$0.9 million non-cash compensation charge included in corporate expenses;
o	$0.3 million non-cash compensation charge included in broadcast operating expenses;
o	$0.1 million non-cash compensation charge included in digital media operating expenses; and
o	the remaining $0.1 million non-cash compensation charge included in publishing operating expenses.

Per share numbers are calculated based on 26,304,891 diluted weighted average shares for the quarter ended March 31, 2018, and 26,290,926 diluted weighted average shares for the quarter ended March 31, 2017.

Balance Sheet

As of March 31, 2018, the company had $255.0 million outstanding on the 6.75% senior secured notes due 2024 (the “Notes”). There was no outstanding balance under the Asset Based Revolving Credit Facility (“ABL Facility”) as of March 31, 2018.

Acquisitions and Divestitures

The following transactions were completed since January 1, 2018:

•	On April 19, 2018, the company acquired the HearItFirst.com domain name and related social media assets for $70,000 in cash.

Pending transactions:

•	On December 1, 2017, the company entered into an agreement to sell radio station WQVN-AM (formerly WKAT-AM) in Miami, Florida for $3.5 million in cash. The buyer began operating the radio station under a Local Marketing Agreement (“LMA”) as of the same date. The sale is expected to close during the second quarter of 2018. The company recorded an estimated loss on the sale of assets of $4.7 million as of December 31, 2017, based on the probability of the sale, which reflected the sales price as compared to the carrying value of the assets and the estimated costs of the sale.
•	On December 29, 2017, the company entered into two LMAs to program radio stations KPAM-AM and KKOV-AM in Portland, Oregon. The company began operating the radio stations on January 2, 2018. The LMAs had an original term of up to 12-months. The LMA for KKOV-AM and the LMA for KPAM-AM were both terminated on March 30, 2018 when the stations were sold to another party. The company entered a new LMA to continue operating KPAM-AM.
•	On January 3, 2018, the company entered into an agreement to sell radio station WBIX-AM in Boston, Massachusetts for $0.7 million in cash. The sale is expected to close later in 2018.
•	On March 1, 2018, the company entered into an Asset Purchase Agreement (“APA”) to acquire radio station KDXE-FM (formerly KZTS-FM) in Little Rock, Arkansas for $1.1 million in cash. The company began programming the station under an LMA that began on April 1, 2018. The sale is expected to close in June 2018.
•	On March 23, 2018, the company entered into an APA to acquire radio station KZTS-AM (formerly KDXE-AM) and a FM Translator in Little Rock, Arkansas for $0.2 million in cash. The company has the rights to program the station under a Time Brokerage Agreement (“TBA”) effective as of April 1, 2018. The company entered an LMA agreement with another party under which it will program the station. The sale is expected to close in June 2018.
•	The company programmed radio station KHTE-FM, in Little Rock, Arkansas, under a TBA that began on April 1, 2015. The company had the option to acquire the station for $1.2 million in cash during the TBA period. The company ceased operating the station on April 30, 2018 and did not exercise its purchase option. The company will pay the licensee a $0.1 million fee for not exercising its option right to purchase the station.
•	On April 26, 2018, the company entered an agreement to exchange radio station KKOL-AM, in Seattle, Washington for KPAM-AM in Portland, Oregon. The transaction is expected to close in the third quarter of 2018.

Conference Call Information

Salem will host a teleconference to discuss its results on May 8, 2018 at 2:00 p.m. Pacific Time. To access the teleconference, please dial (877) 524-8416, and then ask to be joined into the Salem Media Group First Quarter 2018 call or listen via the investor relations portion of the company’s website, located at investor.salemmedia.com. A replay of the teleconference will be available through May 22, 2018 and can be heard by dialing (877) 660-6853, passcode 13678664 or on the investor relations portion of the company’s website, located at investor.salemmedia.com.

Second Quarter 2018 Outlook

For the second quarter of 2018, the company is projecting total revenue to be between a decrease of 1% and an increase of 1% from second quarter 2017 total revenue of $66.1 million. The company is also projecting operating expenses before gains or losses on the sale or disposal of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense to be between a decrease of 1% and an increase of 2% compared to the second quarter of 2017 non-GAAP operating expenses of $53.8 million.

A reconciliation of non-GAAP operating expenses, excluding gains or losses on the sale or disposal of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the potential high variability, complexity and low visibility with respect to the charges excluded from this non-GAAP financial measure, in particular, the change in the estimated fair value of earn-out consideration, impairments and gains or losses from the sale or disposal of fixed assets. The company expects the variability of the above charges may have a significant, and potentially unpredictable, impact on its future GAAP financial results.

About Salem Media Group, Inc.

Salem Media Group is America’s leading multimedia company specializing in Christian and conservative content, with media properties comprising radio, digital media and book and newsletter publishing. Each day Salem serves a loyal and dedicated audience of listeners and readers numbering in the millions nationally. With its unique programming focus, Salem provides compelling content, fresh commentary and relevant information from some of the most respected figures across the Christian and conservative media landscape.

The company is the largest commercial U.S. radio broadcasting company providing Christian and conservative programming. Salem owns and/or operates 119 radio stations, with 73 stations in the top 25 media markets. Salem Radio Network (“SRN”) is a full-service national radio network, with nationally syndicated programs comprising Christian teaching and talk, conservative talk, news, and music. SRN is home to many industry-leading hosts including: Hugh Hewitt, Mike Gallagher, Dennis Prager, Michael Medved, Larry Elder, Joe Walsh and Eric Metaxas.

Salem’s digital media is a leading source of Christian and conservative themed news, analysis, and commentary. Salem’s Christian sites include: BibleStudyTools.com, Crosswalk.com, GodVine.com, ibelieve.com, GodTube.com, OnePlace.com™, Christianity.com™, churchstaffing.com™, and WorshipHouseMedia.com. Salem’s conservative sites include Townhall.com®, HotAir.com, Twitchy.com, RedState.com and BearingArms.com.

Salem’s Regnery Publishing unit, with a history dating back to 1948, is the nation’s leading independent publisher of conservative books. Having published many of the seminal works of the early conservative movement, Regnery today continues as a major publisher in the conservative space, with leading authors including: Ann Coulter, Newt Gingrich, David Limbaugh, Ed Klein, Mark Steyn and Dinesh D’Souza. Salem’s book publishing business also includes Salem Author Services, a self-publishing service for authors through Xulon Press™, Mill City Press and Bookprinting.com.

Salem's Eagle Financial Publications provides general market analysis and non-individualized investment strategies from financial commentators Mark Skousen, Bob Carlson, Jim Woods and Bryan Perry, as well as a stock screening website for dividend investors (DividendInvestor.com). The business unit's other investing websites include StockInvestor.com and RetirementWatch.com.

Eagle Wellness, through its website newportnaturalhealth.com, provides insightful health advice and is a trusted source of high quality nutritional supplements from leading health expert, Leigh Erin Connealy MD. Dr. Connealy is the medical director of one of the largest medical practices in the country where she practices integrative medicine.

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

(1)	Regulation G

Management uses certain non-GAAP financial measures defined below in communications with investors, analysts, rating agencies, banks and others to assist such parties in understanding the impact of various items on its financial statements. The company uses these non-GAAP financial measures to evaluate financial results, develop budgets, manage expenditures and as a measure of performance under compensation programs.

The company’s presentation of these non-GAAP financial measures should not be considered as a substitute for or superior to the most directly comparable financial measures as reported in accordance with GAAP.

Regulation G defines and prescribes the conditions under which certain non-GAAP financial information may be presented in this earnings release. The company closely monitors EBITDA, Adjusted EBITDA, Station Operating Income (“SOI”), Same Station net broadcast revenue, Same Station broadcast operating expenses, Same Station Operating Income, Digital Media Operating Income, Publishing Operating Income (Loss), and operating expenses excluding gains or losses on the sale or disposal of assets, stock-based compensation, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation and amortization, all of which are non-GAAP financial measures. The company believes that these non-GAAP financial measures provide useful information about its core operating results, and thus, are appropriate to enhance the overall understanding of its financial performance. These non-GAAP financial measures are intended to provide management and investors a more complete understanding of its underlying operational results, trends and performance.

The company defines Station Operating Income (“SOI”) as net broadcast revenue minus broadcast operating expenses. The company defines Digital Media Operating Income as net Digital Media Revenue minus Digital Media Operating Expenses. The company defines Publishing Operating Income (Loss) as net Publishing Revenue minus Publishing Operating Expenses. The company defines EBITDA as net income before interest, taxes, depreciation, and amortization. The company defines Adjusted EBITDA as EBITDA before gains or losses on the sale or disposal of assets, before changes in the estimated fair value of contingent earn-out consideration, before changes in the fair value of interest rate swap, before impairments, before net miscellaneous income and expenses, before gain on bargain purchase, before (gain) loss on early retirement of long-term debt and before non-cash compensation expense. SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are commonly used by the broadcast and media industry as important measures of performance and are used by investors and analysts who report on the industry to provide meaningful comparisons between broadcasters. SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are not measures of liquidity or of performance in accordance with GAAP and should be viewed as a supplement to and not a substitute for or superior to its results of operations and financial condition presented in accordance with GAAP. The company’s definitions of SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

The company defines Adjusted Free Cash Flow as Adjusted EBITDA less cash paid for capital expenditures, less cash paid for income taxes, and less cash paid for interest. The company considers Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by its operations after cash paid for capital expenditures, cash paid for income taxes and cash paid for interest. A limitation of Adjusted Free Cash Flow as a measure of liquidity is that it does not represent the total increase or decrease in its cash balance for the period. The company uses Adjusted Free Cash Flow, a non-GAAP liquidity measure, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business. The company’s presentation of Adjusted Free Cash Flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of Adjusted Free Cash Flow is not necessarily comparable to similarly titled measures reported by other companies.

The company defines Same Station net broadcast revenue as broadcast revenue from its radio stations and networks that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. The company defines Same Station broadcast operating expenses as broadcast operating expenses from its radio stations and networks that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. The company defines Same Station SOI as Same Station net broadcast revenue less Same Station broadcast operating expenses. Same Station operating results include those stations that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. Same Station operating results for a full calendar year are calculated as the sum of the Same Station-results for each of the four quarters of that year. The company uses Same Station operating results, a non-GAAP financial measure, both in presenting its results to stockholders and the investment community, and in its internal evaluations and management of the business. The company believes that Same Station operating results provide a meaningful comparison of period over period performance of its core broadcast operations as this measure excludes the impact of new stations, the impact of stations the company no longer owns or operates, and the impact of stations operating under a new programming format. The company’s presentation of Same Station operating results are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of Same Station operating results is not necessarily comparable to similarly titled measures reported by other companies.

For all non-GAAP financial measures, investors should consider the limitations associated with these metrics, including the potential lack of comparability of these measures from one company to another.

The Supplemental Information tables that follow the condensed consolidated financial statements provide reconciliations of the non-GAAP financial measures that the company uses in this earnings release to the most directly comparable measures calculated in accordance with GAAP. The company uses non-GAAP financial measures to evaluate financial performance, develop budgets, manage expenditures, and determine employee compensation. The company’s presentation of this additional information is not to be considered as a substitute for or superior to the directly comparable measures as reported in accordance with GAAP.

Salem Media Group, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2017	2018
	(Unaudited)
Net broadcast revenue	$47,804	$48,050
Net digital media revenue	10,686	10,394
Net publishing revenue	6,490	5,351
Total revenue	64,980	63,795
Operating expenses:
Broadcast operating expenses	35,836	35,750
Digital media operating expenses	8,702	8,374
Publishing operating expenses	6,351	5,587
Unallocated corporate expenses	5,125	3,921
Change in the estimated fair value of contingent earn-out consideration	1	—
Impairment of indefinite-lived long-term assets other than goodwill	19	—
Depreciation and amortization	4,122	4,487
Loss on the sale or disposal of assets	5	5
Total operating expenses	60,161	58,124
Operating income	4,819	5,671
Other income (expense):
Interest income	1	2
Interest expense	(3,430)	(4,518)
Change in the fair value of interest rate swap	357	—
Loss on early retirement of long-term debt	(41)	—
Net miscellaneous income and expenses	—	75
Net income before income taxes	1,706	1,230
Provision for income taxes	646	402
Net income	$1,060	$828

Basic earnings per share Class A and Class B common stock	$0.04	$0.03
Diluted earnings per share Class A and Class B common stock	$0.04	$0.03

Distributions per share Class A and Class B common stock	$0.07	$0.06

Basic weighted average Class A and Class B common stock shares outstanding	25,901,801	26,171,539
Diluted weighted average Class A and Class B common stock shares outstanding	26,290,926	26,304,891

Salem Media Group, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2017	March 31, 2018
		(Unaudited)
Assets
Cash	$3	$6
Trade accounts receivable, net	32,545	30,058
Other current assets	14,172	16,261
Property and equipment, net	99,480	98,653
Intangible assets, net	420,755	419,056
Deferred financing costs	550	463
Deferred income taxes – non-current	1,070	1,070
Other assets	4,244	4,605
Total assets	$572,819	$570,172

Liabilities and Stockholders’ Equity
Current liabilities	$42,149	$40,191
Long-term debt and capital lease obligations	249,579	249,776
Deferred income taxes	34,151	34,533
Other liabilities	15,659	15,199
Stockholders’ Equity	231,281	230,473
Total liabilities and stockholders’ equity	$572,819	$570,172

SALEM MEDIA GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2017	2018
OPERATING ACTIVITIES
Net income	$1,060	$828
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash stock-based compensation	1,381	46
Depreciation and amortization	4,122	4,487
Amortization of deferred financing costs	149	270
Accretion of financing items	48	—
Accretion of acquisition-related deferred payments and contingent earn-out consideration	12	16
Provision for bad debts	388	146
Deferred income taxes	624	382
Change in the fair value of interest rate swap	(357)	—
Change in the estimated fair value of contingent earn-out consideration	1	—
Impairment of indefinite-lived long-term assets other than goodwill	19	—
Loss on early retirement of long-term debt	41	—
Loss on the sale or disposal of assets	5	5
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue	2,804	1,176
Inventories	(171)	(78)
Prepaid expenses and other current assets	143	(69)
Accounts payable and accrued expenses	(1,303)	6,629
Deferred rent expense	26	(142)
Contract liabilities	13	(938)
Other liabilities	(2)	—
Income taxes payable	34	115
Net cash provided by operating activities	9,037	12,873
INVESTING ACTIVITIES
Cash paid for capital expenditures net of tenant improvement allowances	(2,586)	(2,472)
Capital expenditures reimbursable under tenant improvement allowances and trade agreements	(48)	(4)
Escrow deposits paid related to acquisitions	(42)	(240)
Escrow deposit received related to radio station sale	—	500
Purchases of broadcast assets and radio stations	(98)	—
Purchases of digital media businesses and assets	(245)	—
Proceeds from sale of assets	—	1
Other	(111)	(170)
Net cash used in investing activities	(3,130)	(2,385)
FINANCING ACTIVITIES
Payments under Term Loan B	(5,000)	—
Proceeds from borrowings under Revolver and ABL Facility	6,266	10,334
Payments on Revolver and ABL Facility	(5,514)	(19,334)
Refund of debt issuance costs	—	41
Payments of acquisition-related contingent earn-out consideration	(9)	—
Payments of deferred installments due from acquisition activity	(200)	—
Proceeds from the exercise of stock options	58	19
Payments on capital lease obligations	(33)	(31)
Payment of cash distributions on common stock	(1,691)	(1,701)
Book overdraft	169	187
Net cash used in financing activities	(5,954)	(10,485)
Net increase in cash and cash equivalents	(47)	3
Cash and cash equivalents at beginning of year	130	3
Cash and cash equivalents at end of period	$83	$6

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended
	March 31,
	2017	2018
	(Unaudited)
Reconciliation of Total Operating Expenses to Operating Expenses excluding Gains or Losses on the Sale or Disposal of Assets, Stock-based Compensation Expense, Changes in the Estimated Fair Value of Contingent Earn-out Consideration, Impairments and Depreciation and Amortization Expense (Recurring Operating Expenses)
Operating Expenses	$60,161	$58,124
Less depreciation and amortization expense	(4,122)	(4,487)
Less change in estimated fair value of contingent earn-out consideration	(1)	—
Less impairment of indefinite-lived long-term assets other than goodwill	(19)	—
Less loss on the sale or disposal of assets	(5)	(5)
Less stock-based compensation expense	(1,381)	(46)
Total Recurring Operating Expenses	$54,633	$53,586

Reconciliation of Net Broadcast Revenue to Same Station Net Broadcast Revenue
Net broadcast revenue	$47,804	$48,050
Net broadcast revenue – acquisitions	—	(199)
Net broadcast revenue – dispositions	(119)	(167)
Net broadcast revenue – format change	(630)	(421)
Same Station net broadcast revenue	$47,055	$47,263

Broadcast operating expenses	$35,836	$35,750
Broadcast operating expenses – acquisitions	—	(330)
Broadcast operating expenses – dispositions	(205)	(153)
Broadcast operating expenses – format change	(672)	(686)
Same Station broadcast operating expenses	$34,959	$34,581

Reconciliation of SOI to Same Station SOI
Station Operating Income	$11,968	$12,300
Station operating loss – acquisitions	—	131
Station operating (income) loss – dispositions	86	(14)
Station operating loss – format change	42	265
Same Station - Station Operating Income	$12,096	$12,682

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended
	March 31,
	2017	2018
	(Unaudited)
Calculation of Station Operating Income, Digital Media Operating Income and Publishing Operating Income (Loss)
Net broadcast revenue	$47,804	$48,050
Less broadcast operating expenses	(35,836)	(35,750)
Station Operating Income	$11,968	$12,300

Net digital media revenue	$10,686	$10,394
Less digital media operating expenses	(8,702)	(8,374)
Digital Media Operating Income	$1,984	$2,020

Net publishing revenue	$6,490	$5,351
Less publishing operating expenses	(6,351)	(5,587)
Publishing Operating Income (Loss)	$139	$(236)

The company defines EBITDA (1) as net income before interest, taxes, depreciation, and amortization. The table below presents a reconciliation of EBITDA (1) to Net Income, the most directly comparable GAAP measure. EBITDA (1) is a non-GAAP financial performance measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended
	March 31,
	2017	2018
	(Unaudited)
Net income	$1,060	$828
Plus interest expense, net of capitalized interest	3,430	4,518
Plus provision for income taxes	646	402
Plus depreciation and amortization	4,122	4,487
Less interest income	(1)	(2)
EBITDA	$9,257	$10,233

The company defines Adjusted EBITDA (1) as EBITDA (1) before gains or losses on the sale or disposal of assets, before changes in the estimated fair value of contingent earn-out consideration, before changes in the fair value of interest rate swap, before impairments, before net miscellaneous income and expenses, before (gain) loss on early retirement of long-term debt and before non-cash compensation expense. The table below presents a reconciliation of Adjusted EBITDA (1) to Net Income, the most directly comparable GAAP measure. Adjusted EBITDA (1) is a non-GAAP financial performance measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended
	March 31,
	2017	2018
	(Unaudited)
Net income	$1,060	$828
Plus interest expense, net of capitalized interest	3,430	4,518
Plus provision for income taxes	646	402
Plus depreciation and amortization	4,122	4,487
Less interest income	(1)	(2)
EBITDA	$9,257	$10,233
Less loss on the sale or disposal of assets	5	5
Less change in the estimated fair value of contingent earn-out consideration	1	—
Plus impairment of indefinite-lived long-term assets other than goodwill	19	—
Plus changes the fair value of interest rate swap	(357)	—
Plus loss on early retirement of long-term debt	41	—
Plus net miscellaneous income and expenses	—	(75)
Plus non-cash stock-based compensation	1,381	46
Adjusted EBITDA	$10,347	$10,209

The company defines Adjusted Free Cash Flow (1) as Adjusted EBITDA (1) less cash paid for capital expenditures, less cash paid for income taxes, and less cash paid for interest. The company considers Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by its operations after cash paid for capital expenditures, cash paid for income taxes and cash paid for interest. A limitation of Adjusted Free Cash Flow as a measure of liquidity is that it does not represent the total increase or decrease in its cash balance for the period. The company uses Adjusted Free Cash Flow, a non-GAAP liquidity measure, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business. The company’s presentation of Adjusted Free Cash Flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of Adjusted Free Cash Flow is not necessarily comparable to similarly titled measures reported by other companies.

The table below presents a reconciliation of Adjusted Free Cash Flow to net cash provided by operating activities, the most directly comparable GAAP measure. Adjusted Free Cash Flow is a non-GAAP liquidity measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended
	March 31,
	2017	2018
	(Unaudited)
Net cash provided by operating activities	$9,037	$12,873
Non-cash stock-based compensation	(1,381)	(46)
Depreciation and amortization	(4,122)	(4,487)
Amortization of deferred financing costs	(149)	(270)
Accretion of financing items	(48)	—
Accretion of acquisition-related deferred payments and contingent earn-out consideration	(12)	(16)
Provision for bad debts	(388)	(146)
Deferred income taxes	(624)	(382)
Change in the fair value of interest rate swap	357	—
Change in the estimated fair value of contingent earn-out consideration	(1)	—
Impairment of indefinite-lived long-term assets other than goodwill	(19)	—
Loss on the sale or disposal of assets	(5)	(5)
Loss on early retirement of debt	(41)	—
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue	(2,804)	(1,176)
Inventories	171	78
Prepaid expenses and other current assets	(143)	69
Accounts payable and accrued expenses	1,303	(6,629)
Contract liabilities	(13)	938
Deferred rent expense	(26)	142
Other liabilities	2	—
Income taxes payable	(34)	(115)
Net income	$1,060	$828
Plus interest expense, net of capitalized interest	3,430	4,518
Plus provision for income taxes	646	402
Plus depreciation and amortization	4,122	4,487
Less interest income	(1)	(2)
EBITDA	$9,257	$10,233
Plus loss on the sale or disposal of assets	5	5
Plus change in the estimated fair value of contingent earn-out consideration	1	—
Impairment of indefinite-lived long-term assets other than goodwill	19	—
Plus changes the fair value of interest rate swap	(357)	—
Plus loss on the early retirement of long-term debt	41	—
Plus net miscellaneous income and expenses	—	(75)
Plus non-cash stock-based compensation	1,381	46
Adjusted EBITDA	$10,347	$10,209
Less net cash paid for capital expenditures (1)	(2,586)	(2,472)
Plus cash received for taxes	30	95
Less cash paid for interest, net of capitalized interest	(3,244)	(50)
Adjusted Free Cash Flow	$4,547	$7,782

(1)     Net cash paid for capital expenditures reflects actual cash payments net of cash reimbursements under tenant improvement allowances and net of property and equipment acquired in trade transactions.

Selected Debt Data	Outstanding at March 31, 2018	Applicable Interest Rate
Senior Secured Notes due 2024 (1)	$255,000	6.75%
Asset-based revolving credit facility (2)	$—	—

(1)	$255.0 million notes with semi-annual interest payments at an annual rate of 6.75%.
(2)	Outstanding borrowings under the ABL Facility, with interest payments due at LIBOR plus 1.5% to 2.0% per annum or prime rate plus 0.5% to 1.0% per annum.